EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

ISB FINANCIAL CORP.

TO THE SECRETARY OF STATE

OF THE STATE OF IOWA:

The undersigned, acting as incorporator of a corporation under the Iowa Business Corporation Act, Chapter 496A of the Code of Iowa (1981), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is ISB Financial Corp.

ARTICLE II

The corporation shall have perpetual duration.

ARTICLE III

The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

ARTICLE IV

The aggregate number of shares that the corporation is authorized to issue is five hundred thousand (500,000) shares of common stock, each to be of the par value of One Dollar ($1.00).

ARTICLE V

The address of the registered office of the corporation is 102 S. Clinton, Iowa City, Iowa 52240, and the name of its registered agent at such address is Ben E. Summerwill.

ARTICLE VI

The initial By-Laws shall be adopted for the corporation by the Board of Directors.

ARTICLE VII

The number of directors constituting the initial Board of Directors of the corporation is nine (9) and the names and addresses of the persons serving as directors until their successors are elected and shall qualify are:

Name	Address
B.L. Barnes	1805 Glendale Road Iowa City, IA 52240

John W. Colloton	316 Monroe Iowa City, IA 52240

O.D. Bartholow	1125 Pickard Iowa City, IA 52240

Marvin D. Hartwig	212 North Post Road Iowa City, IA 52240

John S. Koza	209 Lexington Avenue Iowa City, IA 52240

Paul E. McNutt	R.R. #2 Iowa City, IA 52240

Ben E. Summerwill	329 Post Road Iowa City, IA 52240

W.R. Summerwill	1006 Highwood Iowa City, IA 52240

W.W. Summerwill	933 Highwood Iowa City, IA 52240

ARTICLE VIII

The name and address of the incorporator is: Phyllis E. Pearson, Tenth Floor Hubbell Building, Des Moines, Iowa 50309.

Dated this 9th day of May, 1983.

/s/ Phyllis E. Pearson
PHYLLIS E. PEARSON

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ISB FINANCIAL CORP.

(April 19, 1988)

TO:	The Secretary of State
of the State of Iowa

Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE I

The name of the corporation is ISB Financial Corp. The effective date of its incorporation was the 9th day of May, 1983.

ARTICLE II

The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April 19, 1988, in the manner prescribed in the Iowa Business Corporation Act:

Article IX and X are added to the Articles of Incorporation which are to read as follows:

Article IX

Nonliability of Directors

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit, or (d) under § 496A.44 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Article X

Indemnification of Directors and Officers

Section 10.1. The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee, or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney’s fees, judgements, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law; provided, however, that such person acted in good faith, and in the case of conduct in the person’s official capacity with the corporation, that such conduct was in the corporation’s best interest; and provided further that entitlement to such indemnification shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or who shall hereafter serve as a director or officer of the corporation. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to indemnification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the heirs and personal representative of such person.

Section 10.2. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to activity in such person’s official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director of officer.

Section 10.3. The corporation, at its expense, shall have the power to purchase and maintain insurance on behalf of the corporation and on behalf of its directors and officers against any liability asserted against such persons in their capacities as directors and officers or arising out of their status as directors and officers, whether or not the corporation would have the power to indemnify the director or officer against such liability hereunder or under the Iowa Business

Corporation Act. The corporation’s obligation to indemnify hereunder shall be in excess of any insurance purchase and maintained by the corporation, but such insurance shall be the primary source of satisfaction of such obligation of the corporation. To the extent that indemnification is paid to or on behalf of a director or officer by such insurance, such payments shall be deemed to be in satisfaction of the corporation’s obligation to indemnify such director or officer.

Section 10.4. The board of directors of the corporation by resolution, or by provision in the bylaws of the corporation, may provide indemnification by the corporation to employees and agents of the corporation, other than directors and officers, to the extent provided hereunder for directors and officers of the corporation.

ARTICLE III

The number of shares of the corporation outstanding at the time of such adoption was 88,298; and the number of shares entitled to vote thereon was 88,298.

ARTICLE IV

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
None	None

ARTICLE V

The number of shares voted to adopt Article IX was 70,566 and the number of shares voted against adopting Article IX was none. The number of shares voted to adopt Article X was 70,566 and the number of shares voted against adopting Article X was none.

ARTICLE VI

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Shares Voted
Class	For	Agaist
None	None	None

ARTICLE VII

The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

ARTICLE VIII

The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No change.

DATED at Iowa City Johnson County, Iowa, this 19th day of April, 1988.

ISB FINANCIAL CORP.

/s/ W. Richard Summerwill
W. Richard Summerwill, President

/s/ Luella J. Feldman
Luella J. Feldman, Secretary

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ISB FINANCIAL CORP.

(April 18, 1995)

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 490.1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation’s Articles of Incorporation.

1.	The name of the corporation is ISB Financial Corp.

2.	Effective on the date of filing of these Articles of Amendment in the office of the Secretary of State of Iowa, Article of IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:

Article IV

The aggregate number of shares which the corporation is authorized to issue is two million five hundred thousand (2,500,000) shares of common stock, each to be of the par value of One Dollar ($1.00).

3.	The date of adoption of the amendment was April 18, 1995.

4.	The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cash by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

DESIGNATION OF GROUP	SHARES OUTSTANDING	VOTES ENTITLED TO BE CAST ON AMENDMENT	VOTES REPRESENTED AT MEETING
Common	437,150	437,150	379,214

5.	The total number of votes cash for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

VOTING GROUP	VOTES FOR	VOTES AGAINST
Common	371,831	2,003

6.	The number of votes cash for the amendment by each voting group was sufficient for approval by that voting group.

7.	The effective date of the amendment and this document is April 18, 1995.

ISB FINANCIAL CORP.

By:	/s/ W. Richard Summerwill
W. Richard Summerwill, President

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ISB FINANCIAL CORP.

(April 16, 2002)

Pursuant to the provisions of Section 490.1003 of the Iowa Business Corporation Act (Chapter 490 of the Iowa Code), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the corporation is ISB Financial Corp., hereafter referred to as the “Corporation”.

ARTICLE II

The following amendments to the Articles of Incorporation were adopted by the Shareholders of the Corporation:

1. Article IX of the Articles of Incorporation shall be amended by deleting the reference to §496A.44 and in lieu thereof inserting
§ 490.833.

2. Section 10.1 of Article X shall be amended by deleting said Section and in lieu thereof inserting the following Section 10.1:

Section 10.1 The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, or of a partnership, company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law.

Entitlement to indemnification under this Section 10.1 shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or who shall hereafter serve as a director or officer of the corporation. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to indemnification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the heirs and personal representative of such person.

ARTICLE III

The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

ARTICLE IV

Upon resolution of the Board of Directors and after statutory notice to all shareholders entitled to vote, the Amendment was adopted at a meeting of the shareholders held on April 16, 2002 at 3:00 o’clock p.m. at the office of the corporation in Iowa City, Iowa.

ARTICLE V

The only class of stock the Corporation has outstanding is common, with 868,695 shares of stock presently issued and outstanding. All 868,695 shares of common stock were entitled to vote on the Amendment.

ARTICLE VI

The vote on the Amendment was 703,978 shares in favor and 4,120 shares against.

ARTICLE VII

All of the shareholders of the Corporation were given written notice of said meeting and of the proposed amendments to the Articles of Incorporation in compliance with Sections 490.705 and 490.1003 of the Code of Iowa (2001).

Signed and verified by the undersigned officers of

ISB FINANCIAL CORP.

By: /s/ Charles N. Funk

Charles N. Funk, President

By: /s/ Kenneth R. Urmie

Kenneth R. Urmie, Secretary

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ISB FINANCIAL CORP.

(April 19, 2005)

Pursuant to the provisions of Section 490.1003 of the Iowa Business Corporation Act (Chapter 490 of the Iowa Code), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I

The name of the corporation is ISB Financial Corp., hereafter referred to as the “Corporation”.

ARTICLE II

To be effective on the date of filing of these Articles of Amendment with the Secretary of State for the state of Iowa, the following amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation:

Article IV of the Articles of Incorporation shall be amended to provide as follows:

Article IV

The aggregate number of shares that the Corporation is authorized to issue is ten million (10,000,000) shares of common stock, each to be of the par value of one dollar ($1.00).

ARTICLE III

The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

ARTICLE IV

Upon resolution of the Board of Directors and after statutory notice to all shareholders entitled to vote, the foregoing Amendment was adopted at a meeting of the shareholders held on April 19, 2005 at 3:00 o’clock p.m. at the office of the corporation in Iowa City, Iowa.

ARTICLE V

The only class of stock the Corporation has outstanding is common, with 1,741,375 shares of stock issued and outstanding as of March 8, 2005, the record date for voting shares. All 1,741,375 shares of common stock issued as of the record date were entitled to vote on the Amendment.

ARTICLE VI

The vote on the Amendment was 1,478,401 shares in favor and 32,011 against.

ARTICLE VII

All of the shareholders of the Corporation were given written notice of said meeting and of the proposed amendment to the Articles of Incorporation in compliance with Sections 490.705 and 490.1003 of the Code of Iowa.

ARTICLE VIII

This Amendment was duly approved by the Shareholders in the manner required by Chapter 490 of the Iowa Code and by the Articles of Incorporation.

Signed and verified by the undersigned officers of

ISB FINANCIAL CORP.

By: /s/ Charles N. Funk

Charles N. Funk, President

By: /s/ Kenneth R. Urmie

Kenneth R. Urmie, Secretary